EXHIBIT 10.28
_______________________________

PROMISSORY NOTE

October 22, 1996
Baton Rouge, Louisiana
$15,000.00

FOR VALUE RECEIVED, Winter Entertainment, Inc., a Delaware corporation ("Maker"), promises to pay to David M. Loflin, an individual resident of the State of Louisiana ("Payee"), the sum of FIFTEEN
THOUSAND DOLLARS ($15,000.00), plus interest at the rate of eight percent (8%) per annum, on demand.

Place of Payment

All payments shall be made to Payee at 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809.

Waiver of Protest and Extension of Time

Each maker, endorser and guarantor or other surety of this Promissory Note does hereby waive demand, grace, notice, presentment for payment and protest, and further does hereby agree and consent that this Promissory Note may be renewed, and the time for payment extended without notice, and without releasing any of the parties.

Costs of Collection

Maker will pay on demand all reasonable costs of collection, legal expenses and attorney's fees actually paid by the holder in collecting or enforcing this
Promissory Note on default.

Waiver

No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Promissory Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

Definitions

As used in this Promissory Note, the word "holder" shall mean the payee or other endorsee of this Promissory Note who is in possession of it, or the bearer of this Promissory Note, if this Promissory Note is at the time payable to the bearer. The word "maker" shall mean the undersigned, unless such signer shall indicate on this instrument that it is signed in the capacity of a guarantor.

WINTER ENTERTAINMENT, INC.
(a Delaware corporation)

By: Waddell D. Loflin
         Waddell D. Loflin
          Vice President